101 JFK Parkway ☐ Short Hills, NJ 07078
news release
Contact:  Domenick Cama ISBC
(973) 924-5105
dcama@isbnj.com

Investors Bancorp, Inc. Announces Appointment of Chief Accounting Officer

SHORT HILLS, N.J., Dec. 24 /PRNewswire-FirstCall/ -- Mr. Patrick J. Grant, Chairman of the Board of Investors Bancorp, Inc. (Nasdaq: ISBC) ("Company"), the holding company for Investors Savings Bank ("Bank"), announced that Kelly Pecoraro, Vice President, has been appointed Chief Accounting Officer of the Bank and the Company, effective January 1, 2010.

About Investors Bancorp, Inc.
Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and 65 branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset, Union and Warren Counties, New Jersey. For more information, please visit the Company's website at http://www.isbnj.com.

CONTACT: Domenick Cama, ISBC, +1-973-924-5105, dcama@isbnj.com